CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Franklin Rising Dividend Fund and to the use of our reports dated November 16, 2009 on the financial statements and financial highlights of Franklin Rising Dividend Fund, a series of shares of Franklin Managed Trust. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                               /s/  TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 1, 2009